Exhibit 3.158
PARSONS [ILLEGIBLE] & FLETCHER
LAWYERS
BURLEY, IDAHO

RECEIVED SEC OF STATE 94 MAR 1 AM 8 27	IDAHO SECRETARY OF STATE 19940301 0900 58036 2 CK #: 8363 CUST# 3708 CORP 18 100.00= 100.00 #: C
ARTICLES OF INCORPORATION
OF
AMERICAN SANITATION, INC.
KNOW ALL MEN BY THESE PRESENTS:
     That we, the undersigned, both citizens and residents of the United States of America, over the age of eighteen years, do by these presents, form a corporation, as hereinafter stated, pursuant to and under the laws of the State of Idaho, and do hereby execute and deliver these Articles of Incorporation for that purpose.
     WE HEREBY SET FORTH, DECLARE AND CERTIFY:
ARTICLE I
NAME
     This Corporation shall be known as “AMERICAN SANITATION, INC.”
ARTICLE II
DURATION
     The term and existence of this Corporation shall be perpetual.
ARTICLE III
OBJECTS AND PURPOSES
     The objects and purposes for which this Corporation is formed are as follows:
     (a) The transaction of any or all lawful business for which corporations may be incorporated under the Idaho Business Corporations Act.
ARTICLES OF INCORPORATION OF
AMERICAN SANITATION, INC. — 1

PARSONS [ILLEGIBLE] & FLETCHER
LAWYERS
BURLEY, IDAHO
     (b) Without limiting the purposes for which this Corporation is formed, it shall include the collection, transportation, and disposal of garbage, trash and waste of every kind and nature.
     (c) To engage in any commercial, industrial, or agricultural enterprise, calculated or designed to be profitable to this Corporation, and in conformity with the laws of the State of Idaho, or such other place or places and states in which the Corporation may, from time to time, conduct its business.
     (d) Purchase, lease, own, sell, mortgage, sublease, and otherwise acquire lands, buildings, easements, or property, real and personal, which may be requisite for the purposes of or capable of being conveniently used in connection with any of the objects of this Corporation, and to enter into, make, perform, and carry out contracts of every sort and kind, with any person, or entity, including the right to become a partner or acquire an interest in a joint venture, and to acquire and take over the good will, property, rights, franchises, and assets of every kind, and liabilities of any person, firm, association or corporation, either wholly or in part, and to pay for the same in cash, stocks, bonds of the corporation or otherwise.
     (e) To organize or cause to be organized under the laws of the any state of the United States, or the District of Columbia, or of any territory, dependency, or possession of the United States, or of any foreign country, a corporation, or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which this Corporation is organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations, or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.
     (f) To do all and every thing necessary, suitable, and proper for the accomplishment of any of the purposes or the attainment of any of the objectives, or the furtherance of any of the powers hereinbefore set forth, either along or in association with other corporations, firms, or individuals, and to do every other act, or acts, thing, or things, incidental or pertinent to or growing out of, or connected with the foregoing objects or purposes, or any part or parts thereof, provided the same be not inconsistent with the laws under which this Corporation is organized.
ARTICLES OF INCORPORATION OF
AMERICAN SANITATION, INC. — 2

PARSONS [ILLEGIBLE] & FLETCHER
LAWYERS
BURLEY, IDAHO
     (g) The Provisions of these Articles shall be construed as purposes and powers, and each as an independent purpose and power n furtherance of, and not in limitation of, the powers which the Corporation may have under present or future laws of the State of Idaho, and in such states as the Corporation may, from time to time, do business.
     (h) To have and to exercise all rights and powers from time to time granted to a corporation by law.
ARTICLE IV
LOCATION OF REGISTERED OFFICE AND AGENT
     The location and registered office of this Corporation is 617 20th Street, Rupert, Idaho 83350; the post office address is 617 20th Street, Rupert, Idaho 83350; the registered agent of this Corporation shall be Tony Salvi, 617 20th Street, Rupert, Idaho, 83350.
ARTICLE V
CORPORATE STOCK
     The total number of shares which the Corporation is authorized to issue is 500,000 shares of stock at no par value per share.

TYPE	SHARES	PAR VALUE
Common	500,000	No par value
     No sale of transfer of stock may be made without a prior offer in writing to the remaining stockholders in the same proportion as their shareholdings, and at the same price, terms and conditions on which the perspective transfer is predicated.
All stock, when fully paid, shall be non-assessable. The Corporation may purchase its own stock.
ARTICLES OF INCORPORATION OF
AMERICAN SANITATION, INC. — 3

PARSONS [ILLEGIBLE] & FLETCHER
LAWYERS
BURLEY, IDAHO
ARTICLE VI
INCORPORATORS
     The names and post office addresses of the incorporators are as follows:

NAME	ADDRESS
Tony Salvi	617 20th Street, Rupert, ID

Angela Salvi	617 20th Street, Rupert, ID

Carl Pope	Kit Circle, Box 22, St. Anthony, ID

Becky Pope	Kit Circle, Box 22, St. Anthony, ID
ARTICLE VII
BOARD OF DIRECTORS
     The initial directors of the Corporation who shall serve until the first election of directors is as follows:

NAME	ADDRESS
Tony Salvi	617 20th Street, Rupert, ID

Angela Salvi	617 20th Street, Rupert, ID

Carl Pope	Kit Circle, Box 20, St. Anthony, ID

Becky Pope	Kit Circle, Box 20, St. Anthony, ID
     The Board of Directors shall consist of one or more members as fixed by, or in the manner provided in, the By-Laws of the Corporation. The number of directors may be increased or decreased from time to time as provided in the corporate By-Laws.
     A majority of the Board of Directors shall constitute a quorum for transacting business, and the act of the majority of
ARTICLES OF INCORPORATION OF
AMERICAN SANITATION, INC. — 4

PARSONS [ILLEGIBLE] & FLETCHER
LAWYERS
BURLEY, IDAHO
said quorum of said Board of Directors shall be the act of the Board.
     The directors need not be stockholders of the Corporation.
ARTICLES VIII
DIRECTOR LIABILITY
     No director of this Corporation shall be personally liable to the Corporation or the corporate stockholders for monetary damages resulting from a breach of fiduciary duty as a director of this Corporation, provided that such provision shall not eliminate or limit the liability of a director:
     (a) For any breach of the director’s duty of loyalty to the Corporation or its stockholders.
     (b) For acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law.
     (c) For any of those liabilities provided under 30-1- 48 of the Idaho Code.
     (d) For any transaction from which the director derived an improper personal benefit.
ARTICLE IX
AMENDMENT
     These Articles of Incorporation may be amended in accordance with the provisions of the statutes of the State of Idaho, then in full force and effect; the power to make, repeal and amend the By-Laws, and adopt new By-Laws, is hereby conferred upon the Directors as well as the shareholders.
ARTICLE X
     No contact or other transaction between this Corporation
ARTICLES OF INCORPORATION OF
AMERICAN SANITATION, INC. — 5

PARSONS [ILLEGIBLE] & FLETCHER
LAWYERS
BURLEY, IDAHO
and any other corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in or are directors or officers of such other corporation, nor the fact that the capital stock of one corporation may be owned, in part, by the other corporation; any director, individually, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction and may vote thereon with like force and effect as if he were not interested.
     IN WITNESS WHEREOF, I have hereunto set my hand this 24 day of Feb, 1994

/s/ Tony Salvi Tony Salvi

/s/ Angela Salvi

Angela Salvi

/s/ Carl Pope

Carl Pope

/s/ Becky Pope

Becky Pope

STATE OF IDAHO	)
	)	ss
County of [ILLEGIBLE]	)
     On this 14 day of February, in the year 1994, before me, the undersigned, a Notary Public in and for said State, personally appeared TONY SALVI and ANGELA SALVI, husband and wife, known or identified to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

/s/ [ILLEGIBLE]
Notary Public for Idaho
Residing at [ILLEGIBLE]
My commission expires on 1-10-97
ARTICLES OF INCORPORATION OF
AMERICAN SANITATION, INC. — 6

PARSONS [ILLEGIBLE] & FLETCHER
LAWYERS
BURLEY, IDAHO

STATE OF IDAHO	)
	)	ss
County of Fremont	)
     On this 24 day of Feb, in the year 1994, before me, the undersigned, a Notary Public in and for said State, personally appeared CARL POPE and BECKY POPE, husband and wife, known or identified to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

/s/ [ILLEGIBLE]
Notary Public for Idaho
Residing at [ILLEGIBLE]
My commission expires on 4-12-99
ARTICLES OF INCORPORATION OF
AMERICAN SANITATION, INC. — 7